OPERATING AGREEMENT

                                       OF

                    ALL NIGHT AUTO OF BLOOMINGTON/NORMAL, LLC

                      A MICHIGAN LIMITED LIABILITY COMPANY


                  THIS AGREEMENT ("Operating Agreement") is made and adopted as of October 1, 2006, with respect to ALL NIGHT AUTO OF BLOOMINGTON/NORMAL, LLC, a Michigan limited liability company (the "Company"). The Members of the Company, are those parties listed on EXHIBIT A attached hereto.

                  The Company's Manager is Philip Elkus (the "Manager").

                  The Company's Tax Matters Partner is Philip Elkus.

                                R E C I T A L S:

                  The Members, the Manager and the Company desire to enter into this Agreement.

                  A. Midnight Auto Franchise Corp. ("MAFC"), a wholly-owned subsidiary of Midnight Holdings Group, Inc. ("MHG"), owns certain property and equipment and has leased certain locations that can be utilized in the operation of auto repair service and retail centers and shall make available such property and equipment and sublease such locations to the Company.

                  B. MAFC and MHG shall enter into a Management Agreement with the Company in the form attached as Exhibit C and MAFC shall receive a Class B Membership Interest in exchange therefore.

                  B. The parties have formed the Company to engage in the business of operating auto repair service and retail centers.

                  NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements contained herein, the parties agree as follows:

                                    ARTICLE I
                                  ORGANIZATION

         1.1 FORMATION. The Company has been formed pursuant to the Michigan Limited Liability Company Act, being Act No. 23, Public Acts of 1993, as amended by Act No. 52, Public Acts of 1997 (the "Act"), by the filing of Articles of Organization ("Articles").

         1.2   NAME.   The  name  of  the   Company   is  ALL   NIGHT   AUTO  OF
BLOOMINGTON/NORMAL, LLC. The Company may also conduct its business under one or more assumed names.

         1.3 PURPOSE. The purpose of the Company is to engage in the business of operating auto repair service and retail centers (the "Business"), and all activities and transactions as may be necessary or desirable in connection with the achievement of the foregoing purpose.

         1.4 DURATION. The Company shall continue in existence indefinitely or until the Company shall be sooner dissolved and its affairs wound up in accordance with the Act or this Operating Agreement.

         1.5 REGISTERED OFFICE AND RESIDENT AGENT. The "Registered Office" and "Resident Agent" of the Company shall be as designated in the initial Articles or any amendment thereof. The Registered Office and/or Resident Agent may be changed from time to time, in accordance with the Act. If the Resident Agent shall resign, the Company shall promptly appoint a successor.

         1.6 INTENTION FOR COMPANY. The Company has been formed as a limited liability company under and pursuant to the Act. The Members specifically intend and agree that the Company is a limited liability company under and pursuant to the Act.

                                   ARTICLE II
                                   DEFINITIONS

         2.1 "AFFILIATE" shall mean, with respect to any Person, any other Person directly or indirectly controlling or controlled by, or under direct or indirect common control with, such Person, and shall include any member or manager of the Company or any relative (by blood, marriage or adoption) of any such member or manager. A Person shall be deemed to control another person if such Person possesses directly or indirectly, the power to direct or cause the direction of the management and policies of such other Person, whether through the ownership of voting securities or other ownership interests, by contract or otherwise.

         2.2 "BUSINESS" shall have the meaning set forth in Section 1.3.

         2.3 "BUSINESS PLAN / BUDGET" shall mean the Operating Pro Forma attached hereto as Exhibit B.

         2.4 "CAPITAL CONTRIBUTION" shall mean the amount of cash or property contributed to the capital of the Company by a Member, increased by any additional cash contributions made to the capital of the Company by such Member and decreased by the amount of any distributions made by the Company to such Member which constitutes a return of capital, pursuant to Section 4.1(b) hereof. The Preferred Return Amount shall not be deemed a return of capital. Any reference to the Capital Contribution of a Member shall include the Capital Contribution made by a predecessor in interest of such Member.

         2.5 "CLASS A MEMBER(S)" AND "CLASS A MEMBERSHIP INTEREST(S)" shall mean the Members and Membership Interests of the party or parties listed as Class A Members on the attached Exhibit A.

         2.6 "CLASS B MEMBER(S)" AND "CLASS B MEMBERSHIP INTEREST(S)" shall mean the Members and Membership Interests of the party or parties listed as Class B Members on the attached Exhibit A.

         2.7 "CLASS C MEMBER(S)" AND "CLASS C MEMBERSHIP INTEREST(S)" shall mean the Members and Membership Interests of the party or parties listed as Class C Members on the attached Exhibit A.

         2.8 "CODE" shall mean the Internal Revenue Code of 1986, as amended, or corresponding provisions of subsequent superseding federal revenue laws.

         2.9 "CONSENT OF THE MEMBERS", or any derivation thereof, shall mean the consent of the majority in interest of the Class A Membership Interests only.

         2.10 "MANAGER" shall mean the Person identified in the Preamble to this Agreement, or such other Person appointed in accordance with the terms of this Agreement.

         2.11 "MEMBERSHIP INTEREST" shall mean, with respect to each Member, such Member's entire rights and interest in the Company and the Company's property, assets, capital and business, including, but not limited to, such Member's right to receive distributions of the Company's assets and any right to participate in the management of the Company's affairs, all as and to the extent provided in this Agreement and the Act. Each Member's initial Membership Interest is set forth on EXHIBIT A.

         2.12 "NET CASH FLOW" shall mean all cash receipts of the Company from whatever source, less all cash expenditures by the Company to persons other than Members in their capacity as Members, and less normal and customary cash reserves as determined by the Manager in his reasonable discretion.

         2.13 "PERSON" shall mean any individual, trust, estate, partnership, association, firm, company, corporation or other entity.

         2.14 "PREFERRED RETURN AMOUNT" means with respect to each Membership Interest for each fiscal year, an amount equal to the product of the Preferred Return Rate times the weighted average balance of the Capital Contribution of each Membership Interest during such year. The weighted average balance of the Capital Contribution shall mean the amount obtained by adding the balances of the Capital Contribution of each Membership Interest on each day of the fiscal year and dividing the sum by the number of days in such fiscal year.

         2.15 "PREFERRED RETURN RATE" means seventeen (17%) percent per annum.

         2.16 "SPONSORSHIP AGREEMENT" means that certain agreement executed simultaneously herewith, by and between the Class B Member and Landlord & Associates Management, Inc., a Delaware corporation and/or Eastland Mall, LLC, a Delaware limited liability company governing the marketing and advertising of the Company's and Class B Member's name and logo and retail and services facilities.

         2.17 "TAXABLE INCOME" and "TAXABLE LOSSES" shall mean, for each taxable year of the Company or other period, an amount equal to the Company's federal taxable income or loss (as is appropriate) for such year or other period, as determined in accordance with Code Section 703(a) (including all items of income, gain, loss or deduction required to be stated separately under Section 703(a)(1) of the Code).

         2.18 "TAX MATTERS PARTNERS" shall mean the Person identified in the Preamble to this Agreement, or any other Person appointed in accordance with the terms of this Agreement.

         2.19 "TREASURY REGULATIONS" shall mean and include proposed, temporary and final regulations promulgated under the Code in effect as of the date of the filing of the Articles of Organization and the corresponding sections of any regulations subsequently issued that amend or supersede such regulations.

                                   ARTICLE III
                CAPITAL, PARTICIPATION IN PROPERTY AND LIABILITY
                ------------------------------------------------

         3.1 MEMBERS' INITIAL CAPITAL CONTRIBUTIONS. In exchange for their respective Membership Interest, each Member shall contribute to the Company's Capital the amount set forth on Exhibit A attached hereto.

         3.2 ADDITIONAL COMPANY FUNDS. In the event that it is determined by the Manager that additional capital is necessary to fund the Company's operations, the Manager shall request the Members to tender the required capital to the Company on a pro rata basis in accordance with each Member's respective Membership Interest in the Company ("Capital Call"). If any Member (referred to for purposes of this Section 3.2 as a "Defaulting Member") fails for any reason to contribute its share of the Capital Call by the date set by the Manager, the non-defaulting Members shall have the right and option to provide the additional capital not provided by the Defaulting Member, on a pro rata basis. In such event, the interest of the Defaulting Member shall be diluted. The amount by which a Defaulting Member's interest shall be reduced shall be that amount, determined by the Manager in his reasonable discretion, required to be granted to the non-defaulting Members in order to induce such Member(s) to make the additional capital contribution. The Manager in exercising his reasonable discretion may take into account the financial position of the Company, the lack of marketability and free transferability of the interest, the market returns required for similar investments and any other relevant facts as he shall reasonably determine.

         The amount by which a Defaulting Member's Membership Interest is reduced shall be allocated to the Members who provided the additional capital in accordance with the respective capital contributed by the non-defaulting Member(s) in the place of the Defaulting Member. In the event any option to reduce a Member's Membership Interest is exercised as set forth in this Section 3.2, the Manager is granted the irrevocable power of attorney to execute and deliver on behalf of any Defaulting Member any and all instruments, documents or writings as may be necessary, proper or convenient to consummate the reduction of any such Defaulting Member's Membership Interest herein. In the event no existing Member desires to make the additional capital contribution on behalf of the Defaulting Member the manager may admit a new Member or Members to provide such additional capital.

         3.3 COMPANY CAPITAL. The capital of the Company shall be the aggregate amount of the Capital Contributions made by the Members and the Capital Accounts as they stand on the Company books.

         3.4 LOANS TO THE COMPANY. The Company may obtain one or more loans, including purchase order financing, from time to time (on a secured or unsecured basis) as determined by the Manager in his reasonable discretion.

         3.5 RESTRICTIONS RELATING TO CAPITAL. Except as otherwise specifically provided in this Agreement, no Member shall have the right to withdraw or reduce his Capital Contribution and no Member shall have the right to receive property other than cash, if any, in return for his Capital Contribution.

         3.6 NO THIRD PARTY RIGHTS. Nothing contained in this Article III is intended for the benefit of any creditor or other person (other than a Member in his capacity as such) to whom the Company owes any debts, liabilities or obligations or who otherwise has any claim against the Company, and no third party shall have any rights by virtue of the provisions of this Article III.

                                   ARTICLE IV
                            DISTRIBUTION OF CASH AND
                ALLOCATIONS OF TAXABLE INCOME AND TAXABLE LOSSES

         4.1      DISTRIBUTIONS.

                  (a) REQUIRED TAX DISTRIBUTION. Before any distribution is made hereunder, the Company shall distribute to each Member, cash in an amount equal to such Member's Required Tax Distribution, such cash to be distributed annually based on the amount of Taxable Income earned by the Company during the taxable year just completed and to be allocated to such Member.

                  As used herein, the "Required Tax Distribution" means, for each Member who was allocated a share of Taxable Income or gain under
         Section 4.2 for the immediately preceding fiscal year of the Company, an amount of cash equal to the product of:

                           (1) the sum of the maximum marginal federal individual income tax rate (including any surtax) and two-thirds of the maximum marginal individual income tax rate for the State of Michigan (collectively the "Tax Rate"); and

                           (2) the amount of Taxable  Income  allocated  to such
                  Member.

                           To the extent that the Taxable Income described in the preceding sentence with respect to any Member for a fiscal year is attributable to capital gains allocated to such Member for such fiscal year, the maximum rate of federal income tax on capital gains shall be used in lieu of the maximum marginal individual income tax rate.

                  (b)   DISTRIBUTIONS  OF  NET  CASH  FLOW.  The  Company  shall
         distribute   quarterly  (or  more   frequently  as  the  Manager  shall
         determine), the Company's Net Cash Flow as follows:

                           (1) FIRST,  to each Class A Member an amount equal to
                  such Member's accrued but unpaid Preferred Return Amount;

                           (2) SECOND, to the Class A Member to repay its Capital Contribution;

                           (3) THIRD,  to the Class B Member an amount  equal to
                  such Member's accrued but unpaid Preferred Return Amount;

                           (4) FOURTH, to the Class B Member to repay its Capital Contribution.

                           (5) FIFTH, to all of the Members, pro-rata, in accordance with their Membership Interests.

         4.2 TAXABLE INCOME AND TAXABLE LOSSES. Taxable Income and Losses shall be allocated to the Members pro rata in accordance with each Members' Membership Interests; provided, however, that an equivalent amount of Taxable Income shall first be allocated to those Members receiving distributions pursuant to Section
4.1 and no Member shall be allocated any Taxable Loss, or item of expense or loss, to the extent that any such allocation would create or increase a deficit in such Member's Capital Account. In that event, losses shall first be allocated to those Members having positive Capital Account Balances until all such Capital Account Balances are zero then to the Members in accordance with their Membership Interests.

         4.3 TAX MATTERS PARTNER. The Person identified in the definitions to this Agreement is hereby designated as the "Tax Matters Partner" of the Company, as such term is defined in the Code. Such tax matters partner shall have all of the powers and duties provided to the Tax Matters Partner under the Code, including the right to decide whether to make any election under Code Section 754 in connection with any transfer of an Interest in the Company and in the event of any administrative or judicial proceeding involving the tax treatment of any item.

                                    ARTICLE V
                                   MANAGEMENT
                                   ----------

         5.1 MANAGEMENT OF BUSINESS. The Company shall be managed by the Manager, who shall serve in such capacity until her resignation or removal. In the event the Manager resigns or is removed, his successor shall be appointed by the majority in interest of the Class A Member(s). Thereafter the Class A Member(s) shall have sole authority to remove and replace the Manager.

         5.2 GENERAL POWERS OF MANAGER. Except as required by the Act or in this Operating Agreement, the Manager shall have the exclusive right to manage the business of the Company. The Manager is authorized and empowered to carry out and implement any and all purposes of the Company. The Manager is authorized to execute and deliver, for and on behalf of the Company, all agreements, documents and instruments to take any actions on behalf of the Company in the ordinary course of the Company's business. Without limiting the generality of the foregoing, the Manager has the power (subject to the limitations in Section 5.3) to:

                  (a) purchase, lease or otherwise acquire machinery, equipment and inventory;

                  (b) open one or more depository accounts and make deposits into and checks and withdrawals against such accounts;

                  (c) borrow money and incur liabilities or other obligations;

                  (d) engage employees and agents, define their respective duties, and establish their compensation or remuneration;

                  (e) obtain insurance covering the business of the Company, its property and the lives and well being of its employees and agents (if any); and

                  (f) prosecute or defend any proceeding in the Company's name.

                  (g) perform or engage in any and all other actions, functions or activities that the manager believes to be necessary or in the best interests of the Company.

         5.3 LIMITATION ON POWERS. Notwithstanding anything to the contrary contained in the Act or this Operating Agreement, the Manager may take any of the following actions but only with the prior written consent of the Class A Membership Interests:

                  (a) enter into any merger, sale, or other transaction or joint venture;

                  (b) liquidate, dissolve, merge or acquire another Person;

                  (c) file any petition in bankruptcy, state court receivership or assignment for the benefit of creditors;

                  (d)  sell,   transfer   or   otherwise   dispose   of  all  or
         substantially all of the assets of the Company in one transaction or series of transactions;

                  (e) pledge any portion of the Company's assets, including the assignment of any material agreement;

                  (f) amend the Articles of Organization or the Operating Agreement for the Company.

         5.4 STANDARD OF CARE; LIABILITY. The Manager shall discharge the Manager's duties described in this Article V in good faith, with the care an ordinarily prudent person in a like position would exercise under similar circumstances, and in a manner the Manager reasonably believes to be in the best interests of the Company. The Manager shall not be liable for any monetary damages to the Company for any breach of such duties that arise out of any act or omission performed or omitted by the Manager in good faith on behalf of the Company except for:

                  (a) receipt of a financial benefit to which the Manager is not entitled;

                  (b) consenting to a distribution or expenditure knowingly in violation of this Operating Agreement or the Act; and

                  (c) a knowing violation of the law.

         Notwithstanding any other provision of this Agreement, the Members and their Affiliates may engage in and own interests in other business ventures of any nature, whether or not competitive with the Company, and neither the Company nor any Member shall have any right under this Agreement in any such venture or the profits therefrom.

         5.5 INDEMNIFICATION OF MANAGER AND OFFICERS. The Company shall, to the fullest extent permitted by law, indemnify and hold harmless the Manager, and, his successors, heirs and assigns, from and against any and all losses, liabilities, obligations, claims, causes of action, demands, costs, and expenses (including reasonable attorney fees) incurred by the Manager with respect to any act or omission performed by the Manager within the scope Officer of the authority conferred upon him by this Operating Agreement, provided that the Manager acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Company.

         5.6 COMPENSATION OF MANAGER. The Manager shall not be entitled to receive compensation for rendering services to the Company. All reasonable expenses incurred by a Manager in connection with the operation of the Company's business shall be reimbursed in full by the Company upon presentation of evidence of the payment of such expense.

         5.7 NATURE OF MEMBERS' INTEREST. The Membership Interest in the Company shall be personal property for all purposes. All property owned by the Company, whether real or personal, tangible or intangible, shall be deemed to be owned by the Company as an entity. The Members shall not have, nor be deemed to have, individual ownership of such property.

         5.8 BANK ACCOUNTS. The bank account or accounts of the Company shall be maintained in the banking institution or institutions selected by the Manager. All funds of the Company shall be deposited into account(s) of the Company and any and all checks or other instruments used to draw funds of the Company shall require the signature of an officer of the Company.

         5.9 ACTIVITY OF THE MANAGER. The Manager shall devote such time and attention as necessary for the conduct of the Company's business and the performance of the Manager's responsibilities under Section 5.2 above.


                                   ARTICLE VI
                          RESTRICTIONS ON TRANSFER OF
                        MEMBERSHIP INTERESTS; WITHDRAWAL

         6.1 RESTRICTIONS ON TRANSFER AND ASSIGNMENT.

                  (a) Except as expressly provided in this Article VI of this Agreement, no Member shall sell, directly or indirectly, assign, transfer, convey, pledge or otherwise encumber all or any portion of its Membership Interest, (including, without limitation, by transferring ownership interests in direct or indirect Members of the Company) without obtaining the Consent of the Members as provided herein. Any attempted disposition of a Membership Interest in violation of this Section 6.1 shall be void and of no effect.

                  (b) A Member may, without obtaining the consent of the other Members, assign his Membership Interest to another Member, to a trust for the benefit of the transferor Member, the income of which is taxable to the Settlor under section 677 of the Code, and the sole trustee of which during the Member's lifetime (unless the Member is mentally disabled) is the Member himself, or to an Affiliate.

                  (c) The assignment of a Membership Interest does not entitle the assignee to participate in the management and affairs of the Company or to become or exercise any rights of a Member, including the right to vote on any matter requiring a vote of the Members, unless and until such assignee is admitted as a substitute Member in accordance with Section 6.2 below. Unless an assignee is admitted as a substitute Member in accordance with the provisions of Section 6.2 below, such assignee shall only be entitled to receive, to the extent assigned, the distributions to which the assignor would be entitled.

                  (d) In the event of an assignment  that does not result in the admission of the assignee as a substitute Member, the assignor/Member shall be entitled to continue to exercise the rights of a Member under this Agreement, and such assignor Member and his assignee shall be jointly and severally liable to the Company for such Member's obligations to the Company hereunder or under the Act, and in the event of default, such Membership Interest shall be subject to all of the remedies and options otherwise available to the Company.

                  (e) Provided, there is no uncured event of default under this Agreement or under the Guaranty or Option Agreement attached hereto as Exhibits D and E respectively, and further provided the Management Agreement attached hereto as Exhibit C has not been terminated by the Company, then neither the Class A or Class C member shall transfer its

         Membership Interest to a person, business or entity that sells or provides auto repair retail products or services, or manages franchises that sell such retail products or services, or is otherwise a competitor of the Company.

         6.2  ADMISSION  OF  SUBSTITUTE  MEMBERS.  An assignee  of a  Membership
Interest shall not be admitted as a substitute Member, unless all of the following conditions are satisfied:

                  (a) the Consent of the Members, except as provided in Section 3.2, is obtained prior to the admission of such assignee as a substitute Member, except that Member consent is not required in connection with an assignment made pursuant to Section 6.1(b);

                  (b) the assignor and assignee execute and deliver to the Members a copy of the written assignment that gives the assignee the right to become a substitute Member;

                  (c) if requested by the non-assigning Class A Members, the assignor provides to the Company an opinion of counsel, in form and substance satisfactory to the Class A Members, that neither the offering nor assignment of the Membership Interest violates any provisions of federal or state securities laws; and

                  (d) the assignee executes and delivers to the Company a written agreement to be bound by all of the terms and provisions of this Agreement and to assume all of the obligations of the assignor Member.

                  An assignee who is admitted as a substitute Member in accordance with the foregoing provisions shall have the rights and powers, and shall be subject to all of the restrictions, obligations and liabilities of a Member under this Agreement and the Act.

         6.3 WITHDRAWAL. Unless a Member has assigned and transferred his entire Membership Interest to another Member or other assignee who has been admitted as a substitute Member and except to the extent permitted hereunder, a Member may not withdraw from the Company except with the unanimous written consent of the other Members. Any Member who withdraws in violation of the provisions of this
Section 6.3 shall not be entitled to any distributions under this Agreement and shall be liable to the Company and the remaining Members for any damages incurred by the Company or such remaining Members as a result of the withdrawing Member's breach of the provisions of this Section 6.3.

         6.4 REGISTRATION OF MEMBERSHIP INTERESTS.

                  (a) The Members acknowledge that the Membership Interests have not been registered under the Securities Act of 1933, as amended, or under the securities laws of any state in reliance upon the exemptions under said laws. The Members hereby covenant, represent and warrant that they are acquiring their respective Membership Interests in the Company solely for investment purposes and not with a view to the distribution or resale thereof. Each Member and each person holding an equity interest in a Member which is an entity, hereby represents and warrants to the Company that it is an "accredited investor" as that term is defined under State and Federal Securities laws. Each Member hereby indemnifies and holds the Company and every other Member harmless from and against all costs, expenses and damages, including reasonable attorneys' fees incurred by the Company or any other Member as a result of a breach hereof by such Member; and

                  (b) Notwithstanding any provision contained in this Agreement to the contrary, no Member's Membership Interest may be offered or sold and no transfer of such Membership Interest will be made by any Member unless (at the expense of the transferring Member) such Membership Interest is registered under the Securities Act of 1933 and/or any applicable state securities laws; or an opinion of counsel reasonably acceptable to the Manager is obtained to the effect that such registration is not necessary.

         6.5 PUT OF CLASS A MEMBERSHIP INTEREST. The parties' intention is that at any time on or after the Company incurs a cumulative net operating loss of $150,000.00 or more, or where the Class B Member has defaulted under the Sponsor Agreement, the Class A Member can cause the Class B Member to buyout some or all of the Class A Member's Membership Interest in the Company.

         Accordingly, the Class B Member hereby grants to the Class A Member the right and option to sell to the Class B Member all, or any part thereof, of the Class A Member's Membership Interest in the Company free of all liens, claims and encumbrances on or after the date on which the Company incurs a cumulative net operation loss of $150,000.00 or more or defaults under the Sponsorship Agreement (the "Exercise Date").

         6.6 EXERCISE OF PUT. The Class A Member shall exercise the Put Right on or after the Exercise Date, if at all, by sending written notice to the Class B Member of the Class A Member's intent to exercise its option on or after the Exercise Date and the portion of its Membership Interest it is electing to sell. In the event the Class A Member elects any time to sell less than all of its Membership Interest, it may, at its discretion, elect to sell some or all of its remaining Membership Interest pursuant to the terms of sections 6.5 through6.8 hereof at a future date.

         6.7 PUT PURCHASE PRICE. The Put Purchase Price (which shall be prorated in the event of a sale of less than all of the Class A Member's Membership Interest) shall be equal to the sum of the Class A Member's original Capital Contribution (reduced by any prior return of capital to the Class A Member pursuant to Section 4.1(b)(2) hereinabove) and any accrued but unpaid Preferred Return Amount.

         6.8 PAYMENT OF PUT  PURCHASE  PRICE AND  DELIVERY OF CLASS A MEMBERSHIP
INTEREST. Upon the Class A Member's exercise of its Put Right, the Class B Member shall immediately pay the Put Purchase Price to the Class A Member in a single lump sum cash payment. In the event the Class B member does not immediately pay some or all of the Put Purchase Price, such amount shall be paid by MHG, Nicholas Cocco, or Richard Pulford (the foregoing collectively the "Guarantors"). The Guarantors shall execute guaranty's in favor of the Class A Member in the form attached hereto as Exhibits D-1, D-2 and D-3. Upon the Class A Member's receipt of the Put Purchase Price, it shall deliver its Membership Interest (or the applicable portion thereof) in the Company to the Class B Member free and clear of all liens, claims and other encumbrances.

         6.9 COVENANT NOT TO COMPETE. MHG, MAFC and their related parties and affiliates agree that they will not either directly or indirectly compete with the Company during any period in which Bloomington Center Associates, LLC or BCA Class C Investors, LLC are Members of the Company. For purposes of the foregoing any auto repair retail or service store operated directly or indirectly by MHG, MAFC or their related parties or affiliates within a thirty (30) mile radius of any store operated by the Company shall be deemed a competitive business.

                                   ARTICLE VII
                           DISSOLUTION AND WINDING UP

         7.1 DISSOLUTION. The Company shall dissolve, the Articles shall be canceled and the Company's affairs shall be wound up on the first to occur of the following events:

                  (a) the sale or other disposition by the Company of all or substantially all of the Property;

                  (b) upon the written agreement of the Manager and Class A Members pursuant to Section 5.3; or

                  (c) upon the entry of a final judgment, order or decree of judicial dissolution, and the expiration of any applicable appeal period in which to appeal therefrom.

         7.2 DISTRIBUTION ON LIQUIDATION. Upon the dissolution of the Company, the Manager shall proceed to liquidate the assets of the Company and wind up its affairs. A reasonable time shall be allowed for the orderly liquidation of the Company's assets and the payment of its liabilities so as to enable the Manager to minimize the normal losses attendant upon liquidation. The provisions of
Article IV relating to the allocation of Taxable Income and Taxable Losses of the Company shall be applicable during the period of liquidation. Proceeds of liquidation shall be applied and distributed in the following order of priority:

                  (a) To the payment of any debts and liabilities of the Company;

                  (b) To the establishment of any reserves which the Manager deems necessary to provide for any debts or liabilities of the Company. At the expiration of a reasonable period of time as the Manager deems advisable, the balance of such reserve funds remaining after payment of any such debts, liabilities or contingencies, shall be distributed in accordance with subparagraph (c) below;

                  (c) To the Members, in accordance with Section 4.1(b) hereof;

                                  ARTICLE VIII
                          BOOKS, RECORDS AND ACCOUNTING

         8.1 BOOKS AND RECORDS. The Company shall maintain complete and accurate books and records of the Company's business and affairs as required by the Act and such books and records shall be kept at the Company's Registered Office.

         8.2 ACCOUNTING. The Company shall maintain proper books and records in accordance with generally accepted accounting principles. The fiscal and taxable year of the Company shall be the calendar year. The Members shall have the right to inspect the Company's books and records at any time upon reasonable notice.

         8.3 ACCESS TO BOOKS AND RECORDS. Any Member shall have full and complete access to the Company's books and records during normal business hours at the Company's Registered Office. In addition, the Company's Manager (and its officers, if any) shall promptly respond to inquiries made from time to time by the Members to questions concerning the Company's business operations and prospects.

         8.4 REPORTS. The Manager shall provide to the Members reports concerning the financial condition and results of operation of the Company and the Capital Accounts of the Members. Such reports shall be provided at least annually as soon as practicable after the end of each calendar year and shall include a statement of each Member's share of profits and other items of income, gain, loss deduction and credit.

                                   ARTICLE IX
                            MISCELLANEOUS PROVISIONS
                            ------------------------

         9.1 BINDING EFFECT. Subject to the provisions of this Operating Agreement relating to assignment and transferability, this Operating Agreement shall be binding upon and shall inure to the benefit of the parties, and their respective distributees, heirs, successors and assigns.

         9.2 CERTIFICATES. The Members shall promptly execute and file Articles of Organization and all other legally required fictitious names or other applications, registrations, publications, certificates and affidavits required to be filed with governmental authorities.

         9.3 AMENDMENT. This Operating Agreement may be amended or revoked at any time by a written agreement executed by all of the Members. No change or modification to this Operating Agreement shall be valid unless in writing and signed by all of the Members.

         9.4 NOTICES. Any notice permitted or required under this Operating Agreement shall be conveyed to the party at the address reflected in the books and records of the Company and will be deemed to have been given, when deposited in the United States mail, postage paid, or when delivered in person, or by courier or by facsimile transmission.

         9.5 SEVERABILITY. The invalidity or unenforceability of any particular provision of this Operating Agreement shall not affect the other provisions hereof, and this Operating Agreement shall be construed in all respects as if such invalid or unenforceable provisions were omitted.

         9.6 CHOICE OF LAW AND FORUM SELECTION. This Operating Agreement shall be interpreted and construed in accordance with the laws of the State of Michigan. All actions arising directly or indirectly out of this Operating
Agreement shall be litigated only in the United States District Court for the Eastern District of Michigan, Southern Division, or the Oakland County, Michigan Circuit Court, and the parties hereby irrevocably consent to the personal jurisdiction and venue of those courts over the parties to this Operating Agreement.

         9.7 TERMS. Nouns and pronouns will be deemed to refer to the masculine, feminine, neuter, singular and plural, as the identity of the person or persons, firm or Company may in the context require.

         9.8 HEADINGS. The titles of the sections have been inserted as a matter of convenience for reference only and shall not control or affect the meaning or construction of any of the terms or provisions of this Operating Agreement.

         9.9 ARBITRATION. Except for the provisions allowing an aggrieved party equitable relief, disputes over which shall be resolved at the option of the aggrieved party through court litigation and not arbitration, and also except for any dispute concerning any valuation agreed upon in accordance with the terms hereof which valuation shall be binding on the parties hereto and not subject to arbitration, any dispute between the parties regarding any other provision in this Agreement shall be resolved by binding arbitration before the American Arbitration Association in Southfield, Michigan according to its rules of commercial arbitration. Judgment upon the award of the arbitrators may be entered by any court of competent jurisdiction. Notwithstanding the foregoing, if the parties can agree upon an arbitrator and a location for such arbitration, they need not retain the services of the American Arbitration Association, but may use such agreed upon private arbitrator and facilities to conduct an arbitration, which shall be conducted in accord with the American Arbitration Association Rules of Commercial Arbitration.

         9.10 AGREEMENT DRAFTED BY ATTORNEYS FOR THE CLASS A MEMBER. THE PARTIES EACH ACKNOWLEDGE THAT SEYBURN, KAHN, GINN, BESS AND SERLIN, P.C. ("SKG"), THE ATTORNEYS FOR THE CLASS A MEMBER PREPARED THIS AGREEMENT ON BEHALF OF THE CLASS A MEMBER AND NOT ON BEHALF OF THE OTHER PARTIES. THE PARTIES ACKNOWLEDGE AND AGREE AS FOLLOWS:

                  (a) THEY ARE ADVISED THAT A CONFLICT MAY EXIST BETWEEN THEIR RESPECTIVE INTERESTS AND THOSE OF THE CLASS A MEMBER AND OTHER MEMBERS AND THEY HEREBY WAIVE ANY SUCH CONFLICTS ARISING AS A CONSEQUENCE OF SKG'S PARTICIPATION IN THE PREPARATION OF THIS AGREEMENT;

                  (b) THEY HAVE BEEN ADVISED BY SKG COUNSEL TO SEEK THE ADVICE OF THEIR OWN INDEPENDENT COUNSEL AND THEY HAVE DONE SO; AND

                  (c) THEY HAVE EACH HAD AN OPPORTUNITY TO SEEK THE ADVICE OF THEIR OWN INDEPENDENT COUNSEL REGARDING THE ECONOMIC, LEGAL AND TAX CONSEQUENCE OF THIS AGREEMENT.

         9.11 CONSENT. Anytime the consent of a Member is required to an action,
unless  provided   expressly  to  the  contrary,   such  consent  shall  not  be
unreasonably withheld, conditioned, or delayed.

         9.12 INTERPRETATION. This Section and other headings contained in this Agreement are for references purposes only and shall not effect in any way the meaning or interpretation of this Agreement. Words used in this Agreement in the singular number shall include the plural and vice versa, unless the context requires otherwise. Words of gender used in this Agreement may be read as masculine, feminine or neuter as the context may require.

         9.13 ENTIRE AGREEMENT. This Agreement sets forth the entire Agreement and understanding of the parties with respect to the transactions contemplated hereby and supercedes all prior agreements, arrangements and understandings related to the subject matter hereof.

         9.14 AMBIGUITY. Each of the parties acknowledge that they and their counsel have reviewed this Agreement and suggested changes to its language. Therefore, any rule of construction that any ambiguity shall be construed against the drafter of this Agreement shall not apply in interpreting the provisions of this Agreement.

                            {SIGNATURES ON NEXT PAGE}

         The Company, Members and the Manager have executed this Operating Agreement as of the date set forth above.

                                          "COMPANY"

                                          ALL NIGHT AUTO OF  BLOOMINGTON/NORMAL,
                                          LLC, A MICHIGAN LIMITED  LIABILITY
                                          COMPANY

                                          By: /s/ Philip Elkus
                                              --------------------------------
                                                  Philip Elkus
                                          Its:    Manager

                                          "CLASS A MEMBER"

                                          BLOOMINGTON CENTER ASSOCIATES, LLC,
                                          A MICHIGAN LIMITED LIABILITY COMPANY

                                          By: /s/ Philip Elkus
                                              --------------------------------
                                                  Philip Elkus

                                          Its:    Manager

                                          "CLASS B MEMBER"

                                          MIDNIGHT AUTO FRANCHISE CORP,
                                          A MICHIGAN CORPORATION

                                          By: /s/ Nicholas Cocco
                                              --------------------------------
                                                  Nicholas Cocco
                                          Its:    President

                                          "CLASS C MEMBER"

                                          BCA CLASS C INVESTORS, LLC

                                          By: /s/ Dale R. Campbell
                                              --------------------------------
                                                  Dale R. Campbell
                                          Its:    Manager

                                    EXHIBIT A

                              MEMBERSHIP INTERESTS

                                           INITIAL CAPITAL        MEMBERSHIP
  CLASS A MEMBER                            CONTRIBUTION           INTEREST

  Bloomington Center Associates, LLC           $475,000             51.26%

  CLASS B MEMBER

  Midnight Auto Franchise
  Corporation                                  $200,000             20.74%

  CLASS C MEMBER

  BCA Class C Investors, LLC                        -0-             29.00%
                                               --------             ------

                                               $675,000             100.00%
                                               ========             ======